Exhibit 10.11

ESB FINANCIAL CORPORATION
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

ARTICLE I
ESTABLISHMENT OF THE PLAN

ESB Financial Corporation (the “Corporation”) hereby amends and restates its 2005 Stock Incentive Plan (as amended and restated, the “Plan”) upon the terms and conditions hereinafter stated, with the amendment and restatement effective as of November 20, 2007.

ARTICLE II
PURPOSE OF THE PLAN

The purpose of this Plan is to improve the growth and profitability of the Corporation and its Subsidiary Companies by providing Employees and Non-Employee Directors with a proprietary interest in the Corporation as an incentive to contribute to the success of the Corporation and its Subsidiary Companies, and rewarding Employees for outstanding performance and the attainment of targeted goals.  All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

ARTICLE III
DEFINITIONS

3.01           “Award” means an Option, Stock Appreciation Right or Share Award granted pursuant to the terms of this Plan.

3.02           “Bank” means ESB Bank, the wholly owned subsidiary of the Corporation.

3.03           “Beneficiary” means the person or persons designated by a Recipient or Optionee to receive any benefits payable under the Plan in the event of such Recipient’s death.  Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee.  In the absence of a written designation, the Beneficiary shall be the Recipient’s surviving spouse, if any, or if none, his estate.

3.04           “Board” means the Board of Directors of the Corporation.

3.05           “Change in Control” shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of the Corporation or the Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

3.06           “Code” means the Internal Revenue Code of 1986, as amended.

3.07           “Committee” means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a non-employee director (i) as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto and (ii) within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

3.08           “Common Stock” means shares of the common stock, $.01 par value per share, of the Corporation.

3.09           “Disability” means in the case of any Optionee or Recipient that the Optionee or Recipient: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Corporation or the Bank (or would have received such benefits for at least three months if he had been eligible to participate in such plan).

3.10           “Effective Date” means the day upon which the Board originally adopted this Plan.

3.11           “Employee” means any person who is employed by the Corporation or a Subsidiary Company, or is an Officer of the Corporation or a Subsidiary Company, but not including directors who are not also Officers of or otherwise employed by the Corporation or a Subsidiary Company.

3.12           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

3.13           “Exercise Price” means the price at which a share of Common Stock may be purchased by an Optionee pursuant to an Option.

3.14           “Fair Market Value” shall be equal to the fair market value per share of the Corporation’s Common Stock on the date an Award is granted.  For purposes hereof, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use.  Notwithstanding the foregoing, if the Common Stock is not readily tradable on an established securities market for purposes of Section 409A of the Code, then the Fair Market Value shall be determined by means of a reasonable valuation method that takes into consideration all available information material to the value of the Corporation and that otherwise satisfies the requirements applicable under Section 409A of the Code and the regulations thereunder.

3.15           “Incentive Stock Option” means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

3.16           “Non-Employee Director” means a member of the Board of the Corporation or Board of Directors of the Bank, including an advisory director or a director emeritus of the Board of the Corporation and/or the Bank,  who is not an Officer or Employee of the Corporation or any Subsidiary Company.

3.17           “Non-Qualified Option” means any Option granted under this Plan which is not an Incentive Stock Option.

3.18           “Officer” means an Employee whose position in the Corporation or Subsidiary Company is that of a corporate officer, as determined by the Board.

3.19           “Option” means a right granted under this Plan to purchase Common Stock.

3.20           “Optionee” means an Employee or Non-Employee Director or former Employee or Non-Employee Director to whom an Option is granted under the Plan.

3.21           “Performance Share Award” means a Share Award granted to a Recipient pursuant to Section 9.06 of the Plan.

3.22           “Performance Goal” means an objective for the Corporation or any Subsidiary Company or any unit thereof or any Employee of the foregoing that may be established by the Committee for a Performance Share Award to become vested, earned or exercisable.  The establishment of Performance Goals are intended to make the applicable Performance Share Awards “performance based” compensation within the meaning of Section 162(m) of the Code, and the Performance Goals shall be based on one or more of the following criteria:

(i)	net income, as adjusted for non-recurring items;
(ii)	cash earnings;
(iii)	earnings per share;
(iv)	cash earnings per share;
(v)	return on average equity;
(vi)	return on average assets;
(vii)	assets;
(viii)	stock price;
(ix)	total stockholder return;
(x)	capital;
(xi)	net interest income;
(xii)	market share;
(xiii)	cost control or efficiency ratio; and
(xiv)	asset growth.

3.23           “Recipient” means an Employee who receives a Share Award or Performance Share Award under the Plan.

3.24           “Retirement” means a termination of employment which constitutes a retirement under the Corporation’s qualified retirement plan  maintained by the Corporation or a Subsidiary Corporation, or, if no such plan is applicable, which would constitute retirement under the Corporation’s qualified retirement plan, if such individual were a participant in that plan.

3.25           “Share Award” means a right granted under this Plan to receive a distribution of shares of Common Stock upon completion of the service and other requirements described in Article IX and includes Performance Share Awards.

3.26           “Stock Appreciation Right” means a right to surrender an Option in consideration for a payment by the Corporation in cash and/or Common Stock, as provided in the discretion of the Committee in accordance with Section 8.10.

3.27           “Subsidiary Companies” means those subsidiaries of the Corporation, including the Bank, which meet the definition of "subsidiary corporations" set forth in Section 425(f) of the Code, at the time of granting of the Award in question.

ARTICLE IV
ADMINISTRATION OF THE PLAN

4.01           Duties of the Committee.  The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02.  The Committee shall have the authority to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee’s tax withholding obligation pursuant to Section 13.02 hereof, (ii) include arrangements to facilitate the Optionee’s ability to borrow funds for payment of the exercise or purchase price of an Award, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously-owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired.  The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Award shall be final and binding in the absence of action by the Board.

4.02           Appointment and Operation of the Committee.  The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board.  The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a non-employee director, as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto.  In addition, each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Code and regulations thereunder at such times as is required under such regulations.  The Committee shall act by vote or written consent of a majority of its members.  Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs.  It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent.  The Committee shall report its actions and decisions to the Board at appropriate times but in no event less than one time per calendar year.

4.03           Revocation for Misconduct.  The Board or the Committee may by resolution immediately revoke, rescind and terminate any Award, or portion thereof, to the extent not yet vested or exercised, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Corporation or a Subsidiary Company for cause, which, for purposes hereof, shall mean termination because of the Employee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.  Awards granted to a Non-Employee Director who is removed for cause pursuant to the Corporation’s Articles of Incorporation and Bylaws or the Bank’s Charter and Bylaws shall terminate as of the effective date of such removal.

4.04           Limitation on Liability.  Neither the members of the Board nor any member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it.  If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Corporation shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and its Subsidiary Companies and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

4.05           Compliance with Law and Regulations.  All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Corporation shall, in its sole discretion, determine to be necessary or advisable.  Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

4.06           Restrictions on Transfer.  The Corporation may place a legend upon any certificate representing shares acquired pursuant to an Award granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

4.07           No Deferral of Compensation Under Section 409A of the Code.  All Awards granted under the Plan are designed to not constitute a deferral of compensation for purposes of Section 409A of the Code.  Notwithstanding any other provision in this Plan to the contrary, all of the terms and conditions of any Options or Stock Appreciation Rights granted under this Plan shall be designed to satisfy the exemption for stock options or stock appreciation rights set forth in the regulations issued under Section 409A of the Code.  Both this Plan and the terms of all Options and Stock Appreciation Rights granted hereunder shall be interpreted in a manner that requires compliance with all of the requirements of the exemption for stock options or stock appreciation rights set forth in the regulations issued under Section 409A of the Code.  No Optionee shall be permitted to defer the recognition of income beyond the exercise date of a Non-Qualified Option or Stock Appreciation Right or beyond the date that the Common Stock received upon the exercise of an Incentive Stock Option is sold.  No Recipient shall be permitted to defer the recognition of income beyond the date a Share Award shall be deemed earned pursuant to Article IX of this Plan.

ARTICLE V
ELIGIBILITY

Awards may be granted to such Employees and Non-Employee Directors of the Corporation and its Subsidiary Companies as may be designated from time to time by the Board or the Committee.  Awards may not be granted to individuals who are not Employees or Non-Employee Directors of either the Corporation or its Subsidiary Companies.  Non-Employee Directors shall be eligible to receive only Non-Qualified Options under the Plan.

ARTICLE VI
COMMON STOCK COVERED BY THE PLAN

6.01           Number of Shares.  The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in Article X, shall be 650,000.  None of such shares shall be the subject of more than one Award at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

6.02           Source ofShares.  The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Corporation on the open market or from private sources for use under the Plan.

ARTICLE VII
DETERMINATION OF
AWARDS, NUMBER OF SHARES, ETC.

7.01           Determination of Awards.  The Board or the Committee shall, in its discretion, determine from time to time which Employees and Non-Employee Directors will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the Exercise Price of an Option and whether a Share Award will be a Performance Share Award.  In making all such determinations there shall be taken into account the duties, responsibilities and performance of each Optionee, his present and potential contributions to the growth and success of the Corporation, his salary and such other factors deemed relevant to accomplishing the purposes of the Plan.

7.02           Limitation on Share Awards.  Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Share Awards may be issued under this Plan shall be 130,000 shares, or 20% of the total shares available for issuance under this Plan.  None of such shares shall be the subject of more than one Award at any time, but if a Share Award as to any shares is surrendered before vested, or expires or terminates for any reason without vesting in full, the number of shares covered thereby shall again become available for grant under the Plan as if no Awards had been previously granted with respect to such shares.

7.03           Maximum Awards to any Person.  Notwithstanding anything contained in this Plan to the contrary, the maximum number of shares of Common Stock to which Awards may be granted to any individual in any calendar year shall be 50,000 shares.

ARTICLE VIII
OPTIONS AND STOCK APPRECIATION RIGHTS

Each Option granted hereunder shall be on the following terms and conditions:

8.01           Stock Option Agreement.  The proper Officers on behalf of the Corporation and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Option or an Incentive Stock Option, and such other terms, conditions, restrictions and privileges as the Board or the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan.  Each Optionee shall receive a copy of his executed Stock Option Agreement.  Any Option granted with the intention that it will be an Incentive Stock Option but which fails to satisfy a requirement for Incentive Stock Options shall continue to be valid and shall be treated as a Non-Qualified Option.

8.02        Option Exercise Price.

(a)           Incentive Stock Options.  The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

(b)           Non-Qualified Options.  The per share price at which the subject Common Stock may be purchased upon exercise of a Non-Qualified Option shall be established by the Committee at the time of grant, but in no event shall be less than the greater of (i) the par value or (ii) one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

8.03	Vesting and Exercise of Options.

(a)           General Rules.  Incentive Stock Options and Non-Qualified Options shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Board or the Committee.  Notwithstanding the foregoing, no vesting shall occur on or after an Optionee’s employment or service as a Non-Employee Director with the Corporation and all Subsidiary Companies is terminated for any reason other than his death, Disability, Retirement or a Change in Control.  In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b)           Accelerated Vesting.  Unless the Committee or Board shall specifically state otherwise at the time an Option is granted, all Options granted under this Plan shall become vested and exercisable in full on the date an Optionee terminates his employment with the Corporation or a Subsidiary Company or service as a Non-Employee Director because of his death, Disability or Retirement.  In addition, all outstanding Options shall become immediately vested and exercisable in full as of the effective date of a Change in Control.

8.04	Duration of Options.

(a)           Employee Grants.  Except as provided in Sections 8.04(c) and 8.09, each Option or portion thereof granted to an Employee shall be exercisable at any time on or after it vests and remain exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Employee ceases to be employed by Corporation and all Subsidiary Companies, or any successor thereto, unless the Board or the Committee in its discretion decides at the time of grant to extend such period of exercise upon termination of employment or service  to a period not exceeding five (5) years.

(b)           Non-Employee Director Grants.  Except as provided in Section 8.04(c), each Option or portion thereof granted to a Non-Employee Director shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) years after the date on which the Optionee ceases to serve as a Non-Employee Director.

(c)           Exceptions.  Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee terminates his employment with the Corporation or a Subsidiary Company as a result of Disability or Retirement without having fully exercised his Options, the Employee shall have the right, during the one (1) year period following his termination due to Disability or Retirement, to exercise such Options.

Unless the Board or the Committee shall specifically state otherwise at the time an Option is granted, if an Employee or Non-Employee Director terminates his employment or service with the Corporation or a Subsidiary Company following a Change in Control without having fully exercised his Options, the Optionee shall have the right to exercise such Options during the remainder of the original ten (10) year term (or five (5) year term for Options subject to Section 8.09(b) hereof) of the Option from the date of grant.

If an Optionee dies while in the employ or service of the Corporation or a Subsidiary Company or terminates employment or service with the Corporation or a Subsidiary Company as a result of Disability or Retirement and dies without having fully exercised his Options, the executors, administrators, legatees or distributees of his estate shall have the right, during the one (1) year period following his death, to exercise such Options.

In no event, however, shall any Option be exercisable more than ten (10) years (five (5) years for Options subject to Section 8.09(b) hereof) from the date it was granted.

8.05           Nonassignability.  Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee’s lifetime shall be exercisable only by such Optionee or the Optionee’s guardian or legal representative.  Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals.  Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee could have initially transferred the Option pursuant to this Section 8.05.  Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

8.06           Manner of Exercise.  Options may be exercised in part or in whole and at one time or from time to time.  The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

8.07           Payment for Shares.  Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Corporation upon exercise of the Option.  All shares sold under the Plan shall be fully paid and nonassessable.  Payment for shares may be made by the Optionee (i) in cash or by check, (ii) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to sell the shares and then to properly deliver to the Corporation the amount of sale proceeds to pay the exercise price, all in accordance with applicable laws and regulations and Emerging Issues Task Force Issue No. 00-23 and Financial Accounting Standards Board Statement No. 123R, (iii) at the discretion of the Board or the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, (iv) at the discretion of the Board or the Committee, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or (v) any combination of the foregoing.  With respect to subclause (iii) hereof, the shares of Common Stock delivered to pay the purchase price must have either been (x) purchased in open market transactions or (y) issued by the Corporation pursuant to a plan thereof, in each case more than six months prior to the exercise date of the Option.

8.08           Voting and Dividend Rights.  No Optionee shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Corporation’s stockholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

8.09           Additional Terms Applicable to Incentive Stock Options.  All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

(a)           Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan, and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Corporation (or any parent or Subsidiary Company), shall not exceed $100,000.

(b)           Limitation on Ten Percent Stockholders.  The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to stockholders of the Corporation or any Subsidiary Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Corporation at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.04 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

(c)           Notice of Disposition; Withholding; Escrow.  An Optionee shall immediately notify the Corporation in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two (2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed of.  The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose.  The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

8.10           Stock Appreciation Rights.

(a)           General Terms and Conditions.  The Board or the Committee may, but shall not be obligated to, authorize the Corporation, on such terms and conditions as it deems appropriate in each case, to grant rights to Optionees to surrender an exercisable Option, or any portion thereof, in consideration for the payment by the Corporation of an amount equal to the excess of the Fair Market Value of the shares of Common Stock subject to the Option, or portion thereof, surrendered over the exercise price of the Option with respect to such shares (any such authorized surrender and payment being hereinafter referred to as a "Stock Appreciation Right").  Such payment, at the discretion of the Board or the Committee, may be made in shares of Common Stock valued at the then Fair Market Value thereof, or in cash, or partly in cash and partly in shares of Common Stock.

The terms and conditions set with respect to a Stock Appreciation Right may include (without limitation), subject to other provisions of this Section 8.10 and the Plan: the period during which, date by which or event upon which the Stock Appreciation Right may be exercised; the method for valuing shares of Common Stock for purposes of this Section 8.10; a ceiling on the amount of consideration which the Corporation may pay in connection with exercise and cancellation of the Stock Appreciation Right; and arrangements for income tax withholding.  The Board or the Committee shall have complete discretion to determine whether, when and to whom Stock Appreciation Rights may be granted.

(b)           Time Limitations.  If a holder of a Stock Appreciation Right terminates service with the Corporation as an Officer or Employee, the Stock Appreciation Right may be exercised only within the period, if any, within which the Option to which it relates may be exercised.

(c)           Effects of Exercise of Stock Appreciation Rights or Options.  Upon the exercise of a Stock Appreciation Right, the number of shares of Common Stock available under the Option to which it relates shall decrease by a number equal to the number of shares for which the Stock Appreciation Right was exercised. Upon the exercise of an Option, any related Stock Appreciation Right shall terminate as to any number of shares of Common Stock subject to the Stock Appreciation Right that exceeds the total number of shares for which the Option remains unexercised.

(d)           Time of Grant.  A Stock Appreciation Right granted in connection with an Incentive Stock Option must be granted concurrently with the Option to which it relates, and a Stock Appreciation Right granted in connection with a Non-Qualified Option must also be granted concurrently with the Option to which it relates.

(e)           Non-Transferable.  The holder of a Stock Appreciation Right may not transfer or assign the Stock Appreciation Right otherwise than by will or in accordance with the laws of descent and distribution, and during a holder’s lifetime a Stock Appreciation Right may be exercisable only by the holder.

ARTICLE IX
SHARE AWARDS

9.01           Share Award Notice.  As promptly as practicable after the granting of a Share Award pursuant to the terms hereof, the Board or the Committee shall notify the Recipient in writing of the grant of the Share Award, the number of shares covered by the Share Award, whether the Share Award is a Performance Share Award and the terms upon which the shares subject to the Share Award shall be distributed to the Recipient.  The Board or the Committee shall maintain records as to all grants of Share Awards and Performance Share Awards under the Plan.

9.02           Earning Plan Shares; Forfeitures.

(a)           General Rules.  Subject to the terms hereof, Share Awards granted hereunder shall be earned at the rate and to the extent as may be specified by the Committee at the date of grant thereof.  If the employment of an Employee is terminated before the Share Award has been completely earned for any reason (except as specifically provided in subsections (b) and (c) below), the Recipient shall forfeit the right to any shares subject to the Share Award which have not theretofore been earned.  In the event of a forfeiture of the right to any shares subject to a Share Award, such forfeited shares shall become available for grant pursuant to Articles VI and VII as if no Share Award had been previously granted with respect to such shares.  No fractional shares shall be distributed pursuant to this Plan.

(b)           Exception for Termination Due to Death or Disability.  Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient whose employment with the Corporation or any Subsidiary Company terminates due to death or Disability shall be deemed fully earned as of the Recipient’s last day of employment with the Corporation or any Subsidiary Company and shall be distributed as soon as practicable thereafter.

(c)           Exception for a Change in Control.  Notwithstanding the general rule contained in Section 9.02(a), all shares subject to a Share Award held by a Recipient shall be deemed to be fully earned as of the effective date of a Change in Control.

9.03           Dividends and Voting.  A Recipient shall not be entitled to receive any cash dividends declared on the Common Stock with respect to any unvested Share Award.  A Recipient shall not be entitled to any voting rights with respect to any unvested Share Award which has not yet been earned and distributed to him or her pursuant to Section 9.04.

9.04           Distribution of Plan Shares.

(a)           Timing of Distributions:  General Rule.  Subject to the provisions of Section 9.06 hereof, shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned.

(b)           Form of Distributions.  All shares shall be distributed in the form of Common Stock.  One share of Common Stock shall be given for each share earned and distributable.

(c)           Restrictions on Selling of Plan Shares.  Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan.  Upon distribution, the Board or the Committee may require the Recipient or his Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed shares except in accordance with all then applicable federal and state securities laws, and the Board or the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed shares in order to restrict the transfer of the distributed shares for such period of time or under such circumstances as the Board or the Committee, upon the advice of counsel, may deem appropriate.

9.05           Rights of Recipients.  Notwithstanding anything to the contrary herein, a Participant who receives a Share Award payable in Common Stock shall have no rights as a stockholder until the Common Stock is issued pursuant to the terms of the Award Agreement.

9.06           Performance Awards

(a)           Designation of Performance Share Awards.  The Committee may determine to make any Share Award a Performance Share Award by making such Share Award contingent upon the achievement of a Performance Goal or any combination of Performance Goals.  Each Performance Share Award shall be evidenced by a written agreement (“Award Agreement”), which shall set forth the Performance Goals applicable to the Performance Share Award, the maximum amounts payable and such other terms and conditions as are applicable to the Performance Share Award.  Each Performance Share Award shall be granted and administered to comply with the requirements of Section 162(m) of the Code.

(b)           Timing of Grants.  Any Performance Share Award shall be made not later than 90 days after the start of the period for which the Performance Share Award relates and shall be made prior to the completion of 25% of such period.  All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a year the amount of a Performance Share Award that would otherwise be payable upon achievement of the Performance Goals but may reduce or eliminate the payments as provided for in the Award Agreement.

(c)           Restrictions on Grants.  Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(d)           Distribution.  No Performance Share Award or portion thereof that is subject to the attainment or satisfaction of a condition of a Performance Goal shall be distributed or considered to be earned or vested until the Committee certifies in writing that the conditions or Performance Goal to which the distribution, earning or vesting of such Award is subject have been achieved.

9.07.         Nontransferable. Share Awards and Performance Share Awards and rights to shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, shares which are the subject of Share Awards may only be earned by and paid to a Recipient who was notified in writing of a Share Award by the Committee pursuant to Section 9.01.  No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan nor shall the Corporation or any Subsidiary Company be subject to any claim for benefits hereunder.

ARTICLE X
ADJUSTMENTS FOR CAPITAL CHANGES

10.01       General Adjustments.  The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any outstanding Award relates, the maximum number of shares that can be covered by Awards to each Employee, each Non-Employee Director and all Non-Employee Directors as a group, and the exercise price per share of Common Stock under any outstanding Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Corporation.

10.02       Adjustments for Mergers and Other Corporate Transactions.  If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Corporation, the shares of the Corporation’s Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each Award shall be converted, subject to the conditions herein stated, into the right to purchase or acquire such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such Optionees or Recipients would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options, provided that in each case the number of shares or other securities subject to the substituted or assumed stock options and the exercise price thereof shall be determined in a manner that satisfies the requirements of Treasury Regulation §1.424-1 and the regulations issued under Section 409A of the Code so that the substituted or assumed option is not deemed to be a modification of the outstanding Options.

ARTICLE XI
AMENDMENT AND TERMINATION OF THE PLAN

The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements.  The Board may not, without the consent of the holder of an Award, alter or impair any Award previously granted or awarded under this Plan except as specifically authorized herein.

ARTICLE XII
EMPLOYMENT AND SERVICE RIGHTS

Neither the Plan nor the grant of any Awards hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee or Non-Employee Director to continue in such capacity.

ARTICLE XIII
WITHHOLDING

13.01    Tax Withholding.  The Corporation may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Corporation may require the Optionee or Recipient to pay to the Corporation the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Award.  The Corporation also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

13.02        Methods of Tax Withholding.  The Board or the Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee’s or Recipient’s tax withholding obligation by the retention of shares of Common Stock to which the Optionee or Recipient would otherwise be entitled pursuant to an Award and/or by the Optionee’s delivery of previously-owned shares of Common Stock or other property.

ARTICLE XIV
EFFECTIVE DATE OF THE PLAN; TERM

14.01         Effective Date of the Plan.  This Plan as originally adopted was effective as of the Effective Date, and Awards may be granted hereunder no earlier than the date that this Plan was approved by stockholders of the Corporation and no later than the termination of the Plan.  The stockholders of the Corporation approved this Plan as originally adopted at a meeting held on April 20, 2005 pursuant to Article XV hereof.  The amendment and restatement of this Plan was adopted effective as of November 20, 2007.

14.02         Term of the Plan.  Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date.  Termination of the Plan shall not affect any Awards previously granted and such Awards shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

ARTICLE XV
STOCKHOLDER APPROVAL

The stockholders of the Corporation approved this Plan as originally adopted at a meeting of stockholders of the Corporation held on April 20, 2005 within twelve (12) months following the Effective Date in order to meet the requirements of (i) Section 422 of the Code and regulations thereunder, (ii) Section 162(m) of the Code and regulations thereunder, and (iii) the National Association of Securities Dealers, Inc. for quotation of the Common Stock on the Nasdaq Stock Market’s National Market.

ARTICLE XVI
MISCELLANEOUS

16.01         Governing Law.  To the extent not governed by federal law, this Plan shall be construed under the laws of the Commonwealth of Pennsylvania.

16.02         Pronouns.  Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.